Exhibit 3.1

FORM NO. 3a	Registration No. 51869

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Nordic American Offshore Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Hermitage Offshore Services Ltd. on the 4th day of June 2019.
Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 4th day of June 2019

Jeremie M. St. C. Hayward for Registrar of Companies